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Exhibit 10.37

AMENDMENT

TO THE

1997 EQUITY PARTICIPATION PLAN

OF

GUITAR CENTER, INC.

    Pursuant to the authority reserved to the Board of Directors (the "Board") of Guitar Center, Inc., a corporation organized under the laws of State of Delaware, under Section 10.2 of the 1997 Equity Participation Plan of Guitar Center, Inc. (the "Plan"), the Board hereby amends the Plan as follows.

      1.  The second sentence of Section 2.1(a) of the Plan is amended to read in its entirety as follows:

      "The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed three million, seven hundred twenty-five thousand (3,725,000)."

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  Exhibit 10.37
AMENDMENT TO THE 1997 EQUITY PARTICIPATION PLAN OF GUITAR CENTER, INC.